Exhibit 24.01

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Monro, Inc., a New York corporation (the "Corporation"), do constitute and appoint PETER D. FITZSIMMONS to be their true and lawful attorney-in-fact and agent, with full powers of substitution, for and in the name, place and stead of the undersigned, in any and all capacities in connection with the filing of the Annual Report on Form 10-K of the Corporation for the fiscal year ended March 28, 2026 (the "Form 10-K") with the Securities and Exchange Commission, to sign the Form 10-K and any and all amendments related thereto and to file the same, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this power of attorney has been signed by the following directors on May 27, 2026.

/s/ Robert E. Mellor
Robert E. Mellor

/s/ John L. Auerbach
John L. Auerbach

/s/ Lindsay N. Hyde
Lindsay N. Hyde
/s/ Leah C. Johnson
Leah C. Johnson

/s/ Stephen C. McCluski
Stephen C. McCluski
/s/ Thomas B. Okray
Thomas B. Okray

/s/ Peter J. Solomon
Peter J Solomon

/s/ Hope B. Woodhouse
Hope B. Woodhouse